UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

557 Roy Street Suite 125 Seattle, WA 98109
(Address of principal executive offices)

(888) 985-8881
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On June 5, 2009, Vu1 Corporation entered a Security Agreement and Secured Convertible Grid Promissory Note with Full Spectrum Capital LLC (“Full Spectrum”) providing for a $500,000 loan to Vu1.  Full Spectrum is a newly formed LLC that is managed by R. Gale Sellers, an executive officer and director of Vu1.  The loan from Full Spectrum was made pursuant to a non-binding term sheet entered into between the parties on June 5, 2009.  Copies of the Secured Promissory Note, Security Agreement and Warrant are included as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Form 8-K, and the discussion below is summary of material terms of those documents and is qualified in its entirety to the complete text of each document.  A copy of the Term Sheet is included as Exhibit 99.1

Secured Convertible Grid Promissory Note

The current principal amount outstanding under the Note is $500,000.  The Note provides that Full Spectrum may make one or more loans to Vu1, at such times and in such amounts as determined by Full Spectrum in its sole discretion, but not to exceed $7 million.  Any additional advances are to be made, if at all, by August 31, 2009.  If and when Full Spectrum makes additional advances to Vu1 under the Note, the principal amount outstanding under the Note will be automatically increased.  Full Spectrum is not obligated to make any additional advances to Vu1 and there are no assurances that Vu1 will receive any additional amounts from Full Spectrum, whether all or a portion of the full $7 million under the Note.

Principal amounts owing under the Note bear interest at a fixed rate of 18% per annum.  The Note is due and payable (“Maturity Date”) on either:

•	February 28, 2011, if Full Spectrum’s advances under the Note total less than $5 million by August 31, 2009, or
•	April 30, 2011, if Full Spectrum advances under the Note total $5 million or more by August 31, 2009.

The Note accelerates and becomes immediately due and payable in full if (i) Vu1 completes an equity financing for $25 million or more, or (ii) there is a change of control of Vu1.  A “change of control” means any transaction (whether a sale, lease or other disposition of all or substantially all of Vu1’s assets, or a consolidation or merger of Vu1 with or into any other entity, or any other corporate reorganization) in which one person or a group of related persons acquires more than 50% of the voting stock of Vu1.

Vu1 is required to make quarterly payments of interest only under the Note, beginning on October 1, 2009.  In addition, Full Spectrum is entitled to retain out of each advance an amount equal to one quarterly payment of interest, to be applied by Full Spectrum either to the final quarterly payment of interest due under the Note, or as payment of accrued and unpaid interest upon an event of default or prepayment of the Note.  Vu1 may prepay the Note at any time, but any such prepayment must include payment of an amount equal to the interest that would have accrued on such prepaid principal amount from the prepayment date through the Maturity Date but that has not yet been paid to or retained by the LLC.

Upon an event of default under the Note, all outstanding principal and interest under the Note will be immediately due and payable.  Events of default consist of the following:

•	Vu1’s failure to pay any required principal repayment on the Note when due;
•	Vu1’s failure to pay any interest on the Note within 10 days of the date upon which such interest payment is due;
•	Vu1’s failure to pay, or any default in the payment of, any principal of or any interest on any other indebtedness for borrowed money, which remains uncured or unwaived for a period of 30 days;
•	any material breach of representations, warranties or covenants by Vu1 in the Note, Security Agreement or Term Sheet, which is not cured after 30 days;
•
the filing of a petition by or against (which has not been stayed or dismissed within 90 days following the filing of such petition) Vu1 under bankruptcy laws, the appointment of a receiver, trustee, custodian or liquidator of or for any part of Vu1’s assets or property, the execution by Vu1 of a general assignment for the benefit of creditors; or Vu1 filing an insolvency petition;

•	the filing of any final judgment, writ or warrant of attachment in an amount greater than $1,000,000 against Vu1 or its assets and remains unbonded, uninsured or unstayed for 120 days.

Upon an event of default, principal amounts under the Note bear interest at a default rate of interest of 24%.

Vu1’s obligations under the Note are secured by a first priority security interest in all of Vu1’s assets, pursuant to the Security Agreement (described below).

Principal amounts under the Note are convertible at any time into shares of Vu1 common stock at a price of $0.40 per share.  In addition, if Full Spectrum loans a total of $3 million to Vu1, Vu1 has agreed to file a registration statement with the Securities and Exchange Commission for all of the shares of common stock issuable under the Note upon conversion or upon exercise of the warrant.

The Note further provides that if Full Spectrum loans a total of at least $3 million to Vu1 by August 31, 2009, Full Spectrum will have the transferable and assignable right to make a “Second Loan” to Vu1.  Under the Second Loan, Full Spectrum may make additional loans to Vu1, in amounts determined by Full Spectrum in its sole discretion, up to a maximum of $15 million.  The terms of the Second Loan will be substantially similar to the terms contained in the Note.  Full Spectrum is not obligated to make the Second Loan to Vu1 and there are no assurances that Vu1 will receive any additional amounts from Full Spectrum.

The Note also grants to Full Spectrum a right of first refusal regarding any future financing by Vu1.  If, at any time between November 15, 2009 and April 30, 2010 based on the funds raised, as set forth on the Schedule attached to the Term Sheet, Vu1 desires to accept financing from a third party, Full Spectrum will have the right, but not the obligation, to make a loan to Vu1 in the amount of such proposed third party financing commitment, but otherwise on the terms stated in the Note.  Full Spectrum will have 45 days from the date of such notice to make such loan.  The right of first refusal automatically terminate in the event Full Spectrum does not advance a minimum of $3 million under the Note by August 31, 2009, (b) Full Spectrum does not provide notice to Vu1 of its commitment to fund a minimum of $5 million pursuant to the Second Loan by January 15, 2010, or (c) Full Spectrum does not fund a minimum of $5 million pursuant to the Second Loan by February 28, 2010.

Security Agreement

Vu1 entered into the Security Agreement to secure its obligations owing to Full Spectrum under the Note, including principal, interest, and collection expenses, if any.  The Security Agreement grants to Full Spectrum a first priority security interest in all of Vu1’s assets, including all of its tangible, intangible and intellectual property rights.

Upon an event of default under the Note, Full Spectrum will have all of its rights and remedies under the Security Agreement and under the UCC, including the right to sell Vu1’s assets at a public or private sale.  Upon any disposition of Vu1’s assets, proceeds first go to Full Spectrum to repay the obligations owing to it, and the remainder, if any, is paid to Vu1.  In the event that there is an event of default and Full Spectrum realizes upon Vu1’s assets, there are no assurances as to the amount of sale proceeds, or whether there will be sufficient proceeds to repay Full Spectrum or pay any surplus to Vu1.  If there is an event of default under the Note, other creditors and shareholders of Vu1 may not receive anything.

Common Stock Purchase Warrant

In connection with $500,000 loan to Vu1 under the Note, Vu1 issued to Full Spectrum a three-year warrant to purchase 625,000 shares of common stock at an exercise price of $0.75 per share.  If and to the extent that Full Spectrum makes additional advances to Vu1 under the Note, Vu1 will issue to Full Spectrum additional warrants to purchase common stock.  The number of warrant shares granted to Full Spectrum will be an amount equal to 50% multiplied by the principal balance of such advance, divided by $0.40.

As described above, if Full Spectrum loans a total of $3 million to Vu1 under the Note, Vu1 has agreed to file a registration statement with the Securities and Exchange Commission for all of the shares of common stock issuable under the Note upon conversion or upon exercise of the warrant.

Term Sheet

The $500,000 loan from Full Spectrum to Vu1 was made pursuant to the non-binding term sheet entered into between the parties.  The term sheet describes the terms of the proposed debt financing by Full Spectrum, both (i) pursuant to the Note for total advances up to $7 million, and (b) the Second Loan (as described above) for additional loans up to $15 million.  Full Spectrum has the sole right to determine the timing and amount of any additional loans to Vu1, whether under the Note or in the Second Loan.  The term sheet includes a proposed schedule of closing dates for advances under the Note or in the Second Loan, and the Second Loan is to be funded, if at all, by April 30, 2010.  There are no assurances that Vu1 will receive any additional funds from Full Spectrum, whether all or a portion of either (a) the $7 million remaining under the Note or(b) the $15 million in the Second Loan.

The term sheet contemplates that the debt financing arrangement with Full Spectrum will be evidenced by a definitive loan agreement, which will contain standard representations and warranties and other provisions typically found in agreements evidencing similar debt financing.  The parties have not yet negotiated or entered into a definitive loan agreement or any documents other than the Note, Security Agreement, Warrant and term sheet.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, on June 8, 2009 Vu1 issued a Secured Convertible Grid Promissory Note to Full Spectrum in the amount of $500,000.  The terms of the Note are described above, and a copy of the Note is included as Exhibit 10.1 to this Form 8-K.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2009, Vu1 received a letter of resignation from David Grieger from his positions as Chief Executive Officer and Director, effective immediately.  Mr. Grieger has served as our Chief Executive Officer since December 31, 2008 and on the Board of Directors since January 2009.  There was no disagreement with management or the other members of our Board of Directors leading to the resignation of Mr. Grieger.

Effective with the resignation of Mr. Grieger, Vu1 appointed R. Gale Sellers as its Chief Executive Officer.  Mr. Sellers continues to serve as its President, Chief Operating Officer and a director.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits:

Exhibit Number	Description

10.1	Secured Convertible Grid Promissory Note between Vu1 Corporation and Full Spectrum Capital LLC, dated June 8, 2009
10.2	Security Agreement between Vu1 Corporation and Full Spectrum Capital LLC, dated June 8, 2009
10.3	Form of Warrant Agreement
99.1	Non-binding Term Sheet between Vu1 Corporation and Full Spectrum Capital LLC, dated June 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: June 9, 2009	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer